EXHIBIT 10.2

APPENDIX A

 THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS

CONVERTIBLE PROMISSORY NOTE

March 7, 2013

Petach Tikva, Israel                                                                                                                                              $1,000,000.00

FOR VALUE RECEIVED, the undersigned, Defense Industries, International, Inc.  a Nevada Corporation, with a principal office located at 12 Hamefalsim Street, Petach Tikva 9514, Israel (the "Company"), promises to pay Dr. Elie Gugenheim, Mexican tax resident with Mexican tax ID number GUDA561011kr8, or its assigns (the “Holder”) at Avenida de la Fuentes No. 41-a, Desp.,1001/1002 Col. Lomas de Tecamachalso Naucalpan de Juarez,Estado de Mexico Mexico C.P.53950 or other address as the Holder shall specify in writing, the principal sum of One Million Dollars and 00/100 ($1,000,000.00), together with interest thereon at the rate of ten percent (10_%) per annum and will be payable pursuant to the following terms:

This Convertible Promissory Note (this Note) has been executed and delivered pursuant to and in accordance with the terms and conditions of the Subscription Agreement, dated March  6th_, 2013, between the Company and Holder (the “Agreement”), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated into and made a part of this Note.  Capitalized terms used in this Note without definition will have the respective meanings set forth in the Agreement and capitalized terms used in the Agreement without definition will have the respective meanings set forth in this Note. For the avoidance of doubt, in  the event of any contradiction in terms between the terms and warranties provided in the Note and the Agreement, the terms and warranties provided in the Agreement will prevail.

1.           Payment; Maturity Date. The face amount of this Note plus interest at the rate of ten  percent (10%) per annum (the “Outstanding Amount”) shall be payable to the Holder upon the later of either (a) the execution of that certain Share Purchase Agreement by and between the Holders and the Company and all ancillary documents thereto or (b) at any date as of the date which is 90 days as from the date hereof but not later than August 31st 2013 (the “Maturity Date”).

2.           Interest.  Interest shall be computed for actual days elapsed on the basis of a 360 day year consisting of twelve 30-day months provided however that in case of conversion pursuant to the terms if this Note the Outstanding Amount shall bear no interest. Upon conversion no Interest shall be calculated or payable for the period the Note was outstanding.

3.           Prepayment.  The Company shall have no right of paying the Principal to Holder in advance in full or in part without Holders prior written consent.

4.           Note Conversion .

4.1           Right to Convert. Subject to and upon compliance with the provisions of this Section 4, the Holder shall have the right, at its option, at any time and from time to time until August 31st 2013, so long as any amount remains payable under this Note to convert all of the Outstanding Amount into shares of Common Stock of the Company at a conversion price per share of $0.218 per Share.

4.2           Mechanics of Conversion. In order to exercise the conversion privilege described in Section 4.1, the Holder shall surrender this Note to the Company on any Business Day during usual business hours at the address of the Company set forth as 12 Hamefalsim Street, Petach Tikva 9514, Israel, accompanied by a written notice, substantially in the from attached hereto as Exhibit A (the “Conversion Notice”), to the Company at such office, which Conversion Notice shall state that the Holder elects to convert all or part of this Note and shall set forth the name or names in which the certificate or certificates for shares of Common Stock to be issued upon such conversion shall be issued. No fractional shares shall be issued on any conversion of this Note. If this Note is surrendered for conversion pursuant to this Section 4.2, it shall (if so required by the Company) be accompanied by proper assignments thereof to the Company or in blank. As promptly as practicable after the receipt of such notice and the surrender of this Note as aforesaid (together with any transfer tax payable thereon), the Company shall issue and deliver to the Holder at such office or agency as shall be designated by the Holder a certificate or certificates for the number of shares of Common Stock issuable on such conversion.  Such conversations shall be deemed to have been effected at the close of business on the date on which the Company receives the Conversion Notice, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby on such date.

5.           Conversion of Note.

5.1            Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock the full number of shares of Common Stock which shall be issuable at any time from time to time upon the conversion of this Note pursuant to Section 4.

5.2           Notice of Default. If any one of more events which constitute, or which with notice or lapse of time or both would constitute, an Event of Default shall occur, the Company shall immediately give notice to the Holder specifying the nature of such Event of Default.

5.3           Notice of Certain Events. So long as any principal amount under the Note shall be outstanding, the Company shall give the Holder prompt notice of (i) any event of default under any agreement with respect to indebtedness for borrowed money in excess of $100,000, and any event which, upon notice of lapse of time or both, would constitute such an event of default, and (ii) any action, suit proceeding at law or in equity or by of before any governmental instrumentality or agency which would have a material adverse effect on the business, assets, properties, condition (financial or other) or the results of the operations of the company.

5.4           Adjustments for Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock, or a merger or consolidation of the Company with or into another corporation, or a sale of all or substantially all of the Company’s properties and assets to any other Person, then, as a condition precedent to such reorganization, merger, consolidation or sale, the Company shall ensure that provision is made to the effect that, following such transaction, the Holder shall be entitled to receive upon conversion of this Note, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, which a holder of the number of shares of Common Stock into which this Note was convertible immediately prior to such transaction (as determined in accordance with Section 4.1) would have been entitled to receive on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5.4 with respect to the rights of the Holder after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 5.4 (including adjustment of the number of shares of Common Stock issuable upon conversion of this Note) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

5.5           No Impairment. The Company will not, by amendment of its Certificate of Incorporation of through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action avoid the observance or performance or any of the terms to be observed or performed hereunder by the company, but at all times in good faith will assist in the carrying out of all the provision of Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

6.           Representations and Warranties of Holder.  Without derogating from the Holder’s rights to be repaid in accordance with the provisions set forth in this Note, the Holder, represents and warrants to the Company that:

The Holder has been advised that the Note and the shares of Common Stock have not been registered under the Securities Act of 1933 or any securities laws, and therefore cannot be resold unless they are registered under the Securities Act of 1933 and applicable state securities laws or an exemption from such registration is available;

The Holder is aware that the Company is under no obligation to affect any such registration with respect to the shares of Common Stock or to file for or comply with any exemption from registration;

The Holder has not been formed solely for the purpose of making this investment and is providing the investment  to the Company and will purchase the shares of Common Stock (if and when converted and/or exercised) for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof;

The Holder has knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the transactions evidenced by this Note and can bear the economic consequences of such investment for an indefinite period of time;

The Holder is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

7.           Waiver and Consent.  To the fullest extent permitted by law and except as otherwise provided herein, the Company waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Note.

8.           Costs, Indemnities and Expenses.  The Company agrees to pay all reasonable fees and costs incurred by the Holder in collecting or securing or attempting to collect or secure this Note, including reasonable attorneys’ fees and expenses, whether or not involving litigation and/or appellate or bankruptcy proceedings.  The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Company agrees to indemnify and hold the Holder harmless from and against any liability, costs, attorneys’ fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

9.           Event of Default. Upon an Event of Default (as defined below), the entire principal balance and accrued interest outstanding under this Note, and all other obligations of the Company under this Note, shall be immediately due and payable without any action on the part of the Holder, and the Holder shall be entitled to seek and institute any and all remedies available to it.  No remedy conferred under this Note upon the Holder is intended to be exclusive of any other remedy available to the Holder, pursuant to the terms of this Note or otherwise.  No single or partial exercise by the Holder of any right, power or remedy hereunder shall preclude any other or further exercise thereof.  The failure of the Holder to exercise any right or remedy under this Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof.  An “Event of Default” shall be deemed to have occurred upon the occurrence of any of the following: (i) the Company should fail for any reason or for no reason to make payment of the outstanding principal balance plus accrued interest pursuant to this Note within the time prescribed herein or the Company fails to satisfy any other obligation or requirement of the Company under this Note; (ii) a final judgment for the payment of money in excess of $50,000 shall be rendered against the Company, and such judgment shall remain undischarged for a period of thirty (30) days from the date of entry thereof unless within such thirty (30) day period such judgment shall be stayed, and appeal taken therefrom and the execution thereon stayed during such appealor; (iii) the Company experiences any of the following: (a) the Company sells, leases, transfers or otherwise disposes of all or substantially all of its assets; or (b) the Company merges or consolidates with or into any other entity, or any other entity merges or consolidates with or into the Company (iv) any representation or warranty made in the herein or in the Transaction Documents, shall be false or misleading in any material respect or (v) any proceedings under any bankruptcy laws of the United States of America or under any insolvency, reorganization, receivership, readjustment of debt, dissolution, liquidation or any similar law or statute of any jurisdiction now or hereinafter in effect (whether in law or at equity) is filed by or against the Company or for all or any part of its property or the Company makes a general assignment for the benefit of Holders.

10.           Cancellation of Note. Upon the repayment by the Company of all of its obligations hereunder to the Holder, including, without limitation, the face amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full.  Except as otherwise required by law or by the provisions of this Note, payments received by the Holder hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note.

11.           Severability.  If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect.  Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

12.           Amendment and Waiver.  This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto.  The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

13.           Successors.  Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

14.           Assignment.  This Note shall not be directly or indirectly assignable or delegable by the Company.  The Holder may assign this Note as long as such assignment complies with the Securities Act of 1933, as amended.

15.           Third Parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

16.           No Strict Construction.  The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

17.           Further Assurances.  Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

18.           Notices, Consents, etc.  Any notice required or permitted to be given hereunder must be given in accordance with Section 5.2 the Agreement.

19.           Remedies, Other Obligations, Breaches and Injunctive Relief.  The Holder’s remedies provided in this Note shall be cumulative and in addition to all other remedies available to the Holder under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Holder contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  Every right and remedy of the Holder under any document executed in connection with this transaction, including but not limited to this Note or under applicable law may be exercised from time to time and as often as may be deemed expedient by the Holder.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

21.           Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Israel, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the courts sitting in the City of Tel Aviv.

22.           No Inconsistent Agreements.  None of the parties hereto will hereafter enter into any agreement which is inconsistent with the rights granted to the parties in this Note.

23.           Entire Agreement.  This Note (including the recitals hereto) sets forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

IN WITNESS WHEREOF, this Note is executed by the undersigned as of the date hereof.

Defense Industries International, Inc.

By: ______________________________
Name: Uri Nissani
President and CEO

EXHIBIT A

FORM OF ELECTION TO CONVERT

To: Defense Industries International, Inc.,
12 Hamefalsim Street
 Petach Tikva 9514, Israel,
Attention: Uri Nissani, President and CEO

The undersigned holder of the Convertible Note due ____________________ (the “Note”) of Defense Industries International, Inc. a Nevada corporation (the “Company”), hereby irrevocably exercises its option to convert $ 1,000,000 of the Outstanding Amount (as defined in the Note) of the Note into  shares of Common Stock of the Company at $0.218 per Share (as defined in the Note) in accordance with the terms of the Note, and directs that the shares issuable and deliverable upon conversion, together with, if less than the total outstanding principal amount of this Note is being converted, a new Note in the principal amount of this Note that is not being so converted, be issued in the name of and delivered to the undersigned, unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay any transfer fee and taxes payable with respect thereto.

Dated: ______________________

REGISTERED NOTE HOLDER: ________________________________________

By: ___________________________________
Name: _________________________________
Title: __________________________________
Address: ________________________________
_________________________________